Exhibit 10.45

OVERLAND STORAGE, INC.

2009 EQUITY INCENTIVE PLAN

STOCK APPRECIATION RIGHTS AWARD AGREEMENT

THIS STOCK APPRECIATION RIGHTS AWARD AGREEMENT (this “Award Agreement”) dated June 29, 2011 by and between Overland Storage, Inc, a California corporation (the “Company”), and             (the “Grantee”) evidences the award (the “Award”) granted by the Company to the Grantee of the number of stock appreciation rights (the “SARs”) first set forth below.

Number of SARs:[1]	Award Date:

Exercise Price per SAR:[1]	Expiration Date:1,[2]

Vesting [1,2]

The Award is granted under the Overland Storage, Inc. 2009 Equity Incentive Plan (the “Plan”) and subject to the Terms and Conditions of Stock Appreciation Rights (the “Terms”) attached to this Award Agreement (incorporated herein by this reference) and to the Plan. The Award has been granted to the Grantee in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Grantee. Capitalized terms are defined in the Plan if not defined herein. The parties agree to the terms of the Award set forth herein. The Grantee acknowledges receipt of a copy of the Terms, the Plan and the Prospectus for the Plan.

Note: This Award Agreement collectively amends and restates in their entirety the Notices of Grant of Stock Options and Option Agreements each dated as of                 , between the Grantee and the Company (collectively, the “Option Agreements”). The purpose of this amendment and restatement is to provide that, upon exercise, the Award will be settled in cash or Common Stock in the Company’s discretion. The Grantee expressly acknowledges and agrees that (1) this Award Agreement supersedes and replaces the Option Agreements in their entirety, (2) if and when the Award is exercised in accordance with and subject to its terms and conditions, the Grantee will have the right to receive a cash payment or shares of Common Stock, as the Company may determine at that time, and (3) except for such provision for a possible cash payment upon exercise, the other substantive terms of the Award set forth in this Award Agreement (including the Number of SARs, Exercise Price per SAR, Award Date, Expiration Date and Vesting schedule set forth above) correspond to the terms of the original Option Agreements.

“GRANTEE”	OVERLAND STORAGE, INC. a California corporation

Signature	By:

Print Name:
Print Name

Title:

Quality Review Initials

[1]	Subject to adjustment under Section 10.1 of the Plan.
[2]	Subject to early termination under Section 4 of the Terms and Section 10.2 and 10.3 of the Plan.

TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

1.	Vesting; Limits on Exercise.

The Award shall vest and become exercisable in percentage installments of the aggregate number of SARs subject to the Award as set forth on the cover page of this Award Agreement. The SARs may be exercised only to the extent the SARs are vested and exercisable.

•

Cumulative Exercisability. To the extent that the SARs are vested and exercisable, the Grantee has the right to exercise the SARs (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the SARs.

•	No Fractional SARs. Fractional SARs shall be disregarded, but may be cumulated.

•

Minimum Exercise. No fewer than 100 SARs (subject to adjustment under Section 10.1 of the Plan) may be exercised at any one time, unless the number exercised is the total number at the time exercisable under the Award.

2.	Continuance of Employment/Service Required; No Employment/Service Commitment.

The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Award Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 4 below or under the Plan.

Nothing contained in this Award Agreement or the Plan constitutes a continued employment or service commitment by the Company or any of its Subsidiaries, affects the Grantee’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Grantee any right to remain employed by or in service to the Company or any Subsidiary, interferes in any way with the right of the Company or any Subsidiary at any time to terminate such employment or service, or affects the right of the Company or any Subsidiary to increase or decrease the Grantee’s other compensation.

3.	Exercise and Payment of SARs.

3.1      Method of Exercise. The SARs shall be exercisable by the delivery to the Secretary of the Company (or such other person as the Committee may require pursuant to such administrative exercise procedures as the Committee may implement from time to time) of a written notice stating the number of SARs to be exercised pursuant to the Award or by the completion of such other administrative exercise procedures as the Committee may require from time to time.

3.2      Payment of SARs.

(A)      Amount. Upon the exercise of the SARs and the attendant surrender of an exercisable portion of the Award, the Grantee will be entitled to receive payment of an amount (subject to the tax withholding provisions of Section 3.3) determined by multiplying:

•

the difference (but not less than zero) obtained by subtracting the Exercise Price of the SARs being exercised from the per-share Fair Market Value of the Common Stock of the Company as of the date of exercise (the “Exercise Date”), by

•	the number of SARs being exercised.

(B)      Form of Payment. The amount determined under Section 3.2(A) will be paid to the Grantee in cash on or as soon as administratively practicable after the Exercise Date; provided, however, that the Committee may, in its sole discretion, provide that all or any part of such payment will be made by delivery to the Grantee of a number of shares of Common Stock equal to (i) the amount of the payment determined under Section 3.2(A) being paid in stock, divided by (ii) the fair market value of a share of Common Stock as of the Exercise Date. The Company’s obligation to make payment with respect to the SARs is subject to compliance with all Applicable Law as provided in Section 14.3 of the Plan. The Grantee shall have no further rights with respect to any SARs that are paid or that terminate pursuant to Section 4.

(C)      SARs Not Funded. SARs payable under this Award Agreement will be paid from the general assets of the Company, and no special or separate reserve, fund or deposit will be made to assure payment of the SARs. Neither this Award Agreement nor any action taken pursuant to the provisions of this Award Agreement will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and Grantee (or any other person). To the extent that Grantee (or any permitted transferee) acquires a right to receive payment pursuant to any SAR hereunder, such right will be no greater than the right of any unsecured general creditor of the Company.

3.3      Tax Withholding. Upon payment of any SAR, the Company (or the Subsidiary last employing the Grantee) shall have the right at its option to (a) require the Grantee to pay or provide for payment in cash of the amount of any taxes that the Company or the Subsidiary may be required to withhold with respect to such payment and/or distribution, or (b) deduct from any amount payable to the Grantee (in respect of the Award or otherwise) the amount of any taxes which the Company or the Subsidiary may be required to withhold with respect to such payment and/or distribution; provided, however, that in any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Award Agreement, the Committee or the Grantee may elect, subject to Applicable Law, to have the Company or Subsidiary reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then Fair Market Value, to satisfy such withholding obligation at the minimum applicable withholding rates.

4.	Early Termination of Award.

4.1      Possible Termination of Award upon Certain Transactions. The Award is subject to termination in connection with a merger or certain other corporate transactions as provided in Sections 10.2 and 10.3 of the Plan.

4.2      Termination of Award upon a Termination of Grantee’s Employment or Services. Subject to earlier termination on the Expiration Date of the Award or pursuant to Section 4.1 above, if the Grantee ceases to be employed by or ceases to provide services to the Company or a Subsidiary, the following rules shall apply (the last day that the Grantee is employed by or provides services to the Company or a Subsidiary is referred to as the Grantee’s “Severance Date”):

•

other than as expressly provided below in this Section 4.2, (a) the Grantee will have until the date that is 3 months after his or her Severance Date to exercise the Award (or portion thereof) to the extent that it was vested on the Severance Date, (b) the Award, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Award, to the extent exercisable for the 3-month period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 3-month period;

•

if the termination of the Grantee’s employment or services is the result of the Grantee’s death or Disability, (a) the Award, to the extent then outstanding and unvested, will become fully vested and exercisable as of the date of such termination, (b) the Grantee (or his beneficiary or personal representative, as the case may be) will have until the date that is 12 months after the Grantee’s Severance Date to exercise the Award, and (c) the Award, to the extent exercisable for the 12-month period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 12-month period;

•	if the Grantee’s employment or services are terminated by the Company or a Subsidiary for Cause, the Award (whether vested or not) shall terminate on the Severance Date.

In all events the Award is subject to earlier termination on the Expiration Date of the Award or as contemplated by Section 4.1. The Committee shall be the sole judge of whether the Grantee continues to render employment or services for purposes of this Award Agreement.

Nothing in this Award Agreement is intended to affect any rights with respect to the Award that the Grantee may have in the circumstances under any employment, retention or similar agreement with the Company or a Subsidiary in effect at the time of such termination (including, without limitation, any rights to accelerated vesting of the Award and/or any extension of the period following termination to exercise the Award). The foregoing provisions of this Section 4.2 shall apply after giving effect to any such rights with respect to the Award.

5.	Non-Transferability.

The Award and any other rights of the Grantee under this Award Agreement or the Plan are nontransferable and exercisable only by the Grantee, except as set forth in Section 7.7 of the Plan.

6.	Notices.

Any notice to be given under the terms of this Award Agreement shall be in writing and addressed to the Company at its principal office to the attention of the Secretary, and to the Grantee at the address last reflected on the Company’s payroll records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be delivered in person or shall be enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Grantee is no longer employed by the Company or a Subsidiary, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 6.

7.	Plan.

The Award and all rights of the Grantee under this Award Agreement are subject to the terms and conditions of the Plan, incorporated herein by this reference. The Grantee agrees to be bound by the terms of the Plan and this Award Agreement (including these Terms). The Grantee acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Award Agreement. Unless otherwise expressly provided in other sections of this Award Agreement, provisions of the Plan that confer discretionary authority on the Board or the Committee do not and shall not be deemed to create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Committee so conferred by appropriate action of the Board or the Committee under the Plan after the date hereof.

8.	Entire Agreement.

This Award Agreement (including these Terms) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Award Agreement may be amended pursuant to Section 16.2 of the Plan. Such amendment must be in writing and signed by the Company. The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

9.	Governing Law.

This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without regard to conflict of law principles thereunder.

10.	Effect of this Agreement.

Subject to the Company’s right to terminate the Award pursuant to Section 10 of the Plan, this Award Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Company.

11.	Counterparts.

This Award Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

12.	Section Headings.

The section headings of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.